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EXHIBIT 5
June 21, 2000


Board of Directors
California Independent Bancorp
P.O. Box 929002
Yuba City, California 95992


     RE: CALIFORNIA INDEPENDENT BANCORP 2000 EQUITY INCENTIVE PLAN


Gentlemen:

We refer to the Registration Statement on Form S-8 to be filed by California Independent Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 100,000 shares of the Company's Common Stock, no par value issuable under the Company's 1999 Equity Incentive Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       WEINTRAUB GENSHLEA & SPROUL


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